Exhibit 99.1

Cerner Reports First Quarter 2019 Results
All Key Metrics Within Company Guidance Ranges

KANSAS CITY, Mo. - April 25, 2019 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2019 first quarter that ended March 30, 2019.

Bookings in the first quarter of 2019 were in-line with the Company’s expectations at $1.242 billion.

First quarter 2019 revenue was $1.390 billion, an increase of 8 percent compared to $1.293 billion in the first quarter of 2018.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2019 net earnings were $166.2 million and diluted earnings per share were $0.51. First quarter 2018 GAAP net earnings were $160.0 million and diluted earnings per share were $0.48.

Adjusted Net Earnings for first quarter 2019 were $198.5 million, compared to $193.9 million of Adjusted Net Earnings in the first quarter of 2018. Adjusted Diluted Earnings Per Share were $0.61 in the first quarter of 2019 compared to $0.58 of Adjusted Diluted Earnings Per Share in the year-ago quarter.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪	First quarter operating cash flow of $317.3 million.

▪
First quarter Free Cash Flow of $123.5 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	First quarter days sales outstanding of 76 days, down from 79 days in the fourth quarter of 2018 and up from 73 days in the year-ago quarter.

▪	Total backlog of $14.87 billion.

“I am pleased with our first quarter results, which were in line with our expectations,” said Brent Shafer, Chairman and CEO. “During the quarter, we rolled out a refined operating model, which is designed to improve our operating efficiency and speed value creation for our clients. These refinements are foundational to significant improvements in profitably we expect to deliver as part of recently announced operational improvement initiatives. Collectively, our operational improvement initiatives, recently announced dividend program, and expanded share repurchase program underscore our commitment to creating value for clients and shareholders.”

Future Period Guidance

Cerner currently expects:

▪	Second quarter 2019 revenue between $1.410 billion and $1.460 billion.

▪	Full year 2019 revenue between $5.650 billion and $5.850 billion, consistent with previously provided full year guidance.

▪	Second quarter 2019 Adjusted Diluted Earnings Per Share between $0.63 and $0.65.*

▪
For full-year 2019 Adjusted Diluted Earnings Per Share, the Company expects to benefit from the operational improvement initiatives and expanded share repurchase program announced on April 9, 2019. The amount of the benefit will depend on the timing of operational improvements and share repurchases, but based on preliminary estimates, the Company expects full-year 2019 Adjusted Diluted Earnings Per Share to be between $2.64 and $2.72*, which is above the previously provided guidance range of $2.57 to $2.67.*

▪	Second quarter 2019 new business bookings between $1.250 billion and $1.450 billion.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, share-based compensation expense, organizational restructuring and other expense and acquisition-related expenses. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on April 25, 2019. On the call, Cerner will discuss its first quarter 2019 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner’s health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner’s management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “expected”, “expectations”, “believe”, “belief,” “plans”, “anticipate,”

“opportunities,” “continue,” “potential,” “should,” “could”, “will,” “target,” “view,” “estimates”, “guidance”, “designed”, “position”, “targets”, “projected”, “intend”, “forecast” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology-enabled services; material adverse resolution of legal proceedings or other claims; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks associated with failure to timely or effectively manage publicity related to harassment or discrimination claims and legal proceedings if such claims are raised against key personnel; risks related to our dependence on strategic relationships and third-party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business or relating to disputes involving such acquisitions or combinations; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; inability to reduce expenses and costs to the extent currently anticipated; risks that Cerner’s revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; risks that our stock repurchase program or quarterly dividend program will not be fully implemented or enhance long-term shareholder value; risks that Cerner’s business may be negatively affected as a result of future proxy fights or the actions of activist shareholders; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner’s business is contained in Cerner’s filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Joe Mandacina, (816) 571-9637, joe.mandacina@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 30, 2019 and March 31, 2018
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2019	2018

Revenues	$1,389,877	$1,292,861
Costs of revenue	253,204	231,278

Margin	1,136,673	1,061,583

Operating expenses
Sales and client service	640,187	589,948
Software development	180,361	161,617
General and administrative	96,196	92,294
Amortization of acquisition-related intangibles	21,985	22,509
Total operating expenses	938,729	866,368

Operating earnings	197,944	195,215

Other income, net	8,432	4,864

Earnings before income taxes	206,376	200,079
Income taxes	(40,157)	(40,078)

Net earnings	$166,219	$160,001

Basic earnings per share	$0.51	$0.48

Basic weighted average shares outstanding	324,573	332,395

Diluted earnings per share	$0.51	$0.48

Diluted weighted average shares outstanding	327,003	336,534

Note 1: Our revenues by business model for the three months ended March 30, 2019 and March 31, 2018 were as follows:

(In thousands)	Three Months Ended
	2019	2018

Licensed software	$154,477	$134,819
Technology resale	55,540	63,376
Subscriptions	84,291	76,636
Professional services	490,439	441,268
Managed services	304,393	268,305
Support and maintenance	276,963	284,564
Reimbursed travel	23,774	23,893

Total revenues	$1,389,877	$1,292,861

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three months ended March 30, 2019 and March 31, 2018
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended
	2019	2018

Operating expenses (GAAP)	$938,729	$866,368

Share-based compensation expense	(21,589)	(26,457)
Health Services acquisition-related amortization	(21,097)	(21,208)
Organizational restructuring and other expense	(2,392)	—

Adjusted Operating Expenses (non-GAAP)	$893,651	$818,703

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended
	2019	2018

Operating earnings (GAAP)	$197,944	$195,215

Share-based compensation expense	21,589	26,457
Health Services acquisition-related amortization	21,097	21,208
Organizational restructuring and other expense	2,392	—

Adjusted Operating Earnings (non-GAAP)	$243,022	$242,880

Operating Margin (GAAP)	14.24%	15.10%

Adjusted Operating Margin (non-GAAP)	17.49%	18.79%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended
	2019	2018

Net earnings (GAAP)	$166,219	$160,001

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	21,589	26,457
Health Services acquisition-related amortization	21,097	21,208
Organizational restructuring and other expense	2,392	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(8,771)	(9,548)
Share-based compensation permanent tax items	(3,997)	(4,189)

Adjusted Net Earnings (non-GAAP)	$198,529	$193,929

Diluted weighted average shares outstanding	327,003	336,534

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.61	$0.58

FREE CASH FLOW

(In thousands)	Three Months Ended
	2019	2018

Cash flows from operating activities (GAAP)	$317,266	$408,965
Capital purchases	(119,261)	(79,711)
Capitalized software development costs	(74,551)	(73,602)
Free Cash Flow (non-GAAP)	$123,454	$255,652

Cash flows from investing activities (GAAP)	$(183,655)	$(211,498)

Cash flows from financing activities (GAAP)	$(6,991)	$(154,311)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, and (iii) organizational restructuring and other expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, and (iii) organizational restructuring and other expense.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) the income tax effect of the aforementioned items, and (v) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Expenses, Adjusted Operating Earnings, and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2019	2018

Sales and client service	$10,671	$12,579
Software development	5,156	5,425
General and administrative	5,762	8,453
Total share-based compensation expense	$21,589	$26,457

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 30, 2019 and December 29, 2018
(unaudited)

(In thousands)	2019	2018

Assets
Current assets:
Cash and cash equivalents	$503,161	$374,126
Short-term investments	400,509	401,285
Receivables, net	1,159,215	1,183,494
Inventory	24,104	25,029
Prepaid expenses and other	336,817	334,870

Total current assets	2,423,806	2,318,804

Property and equipment, net	1,790,116	1,743,575
Right-of-use assets	134,137	—
Software development costs, net	915,149	894,512
Goodwill	846,740	847,544
Intangible assets, net	385,128	405,305
Long-term investments	283,596	300,046
Other assets	219,840	198,850

Total assets	$6,998,512	$6,708,636

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$290,947	$293,534
Current installments of long-term debt and capital lease obligations	—	4,914
Deferred revenue	337,811	399,189
Accrued payroll and tax withholdings	230,407	195,931
Other current liabilities	81,459	69,122

Total current liabilities	940,624	962,690

Long-term debt and capital lease obligations	438,823	438,802
Deferred income taxes	343,788	336,379
Other liabilities	146,128	42,376

Total liabilities	1,869,363	1,780,247

Shareholders' Equity:
Common stock	3,629	3,622
Additional paid-in capital	1,591,138	1,559,562
Retained earnings	5,742,744	5,576,525
Treasury stock	(2,107,768)	(2,107,768)
Accumulated other comprehensive loss, net	(100,594)	(103,552)

Total shareholders' equity	5,129,149	4,928,389

Total liabilities and shareholders' equity	$6,998,512	$6,708,636

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 30, 2019 and March 31, 2018
(unaudited)

	Three Months Ended
(In thousands)	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$166,219	$160,001
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	166,671	152,592
Share-based compensation expense	19,860	24,935
Provision for deferred income taxes	3,998	(3,047)
Changes in assets and liabilities:
Receivables, net	13,789	(70,608)
Inventory	928	1,445
Prepaid expenses and other	(13,318)	125,550
Accounts payable	(10,891)	7,608
Accrued income taxes	4,256	7,195
Deferred revenue	(61,547)	(7,205)
Other accrued liabilities	27,301	10,499

Net cash provided by operating activities	317,266	408,965

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(119,261)	(79,711)
Capitalized software development costs	(74,551)	(73,602)
Purchases of investments	(90,953)	(151,387)
Sales and maturities of investments	110,104	101,674
Purchase of other intangibles	(8,994)	(8,472)

Net cash used in investing activities	(183,655)	(211,498)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(75,000)
Proceeds from exercises of stock options	15,281	10,036
Payments to taxing authorities in connection with shares directly withheld from associates	(1,730)	(1,723)
Treasury stock purchases	(20,542)	(87,624)

Net cash used in financing activities	(6,991)	(154,311)

Effect of exchange rate changes on cash and cash equivalents	2,415	(680)

Net increase in cash and cash equivalents	129,035	42,476
Cash and cash equivalents at beginning of period	374,126	370,923

Cash and cash equivalents at end of period	$503,161	$413,399